UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2017

INGREDION INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749
(Address of Principal Executive Offices)	(Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2017 Ingredion Incorporated (the “Company”) was advised by Jack C. Fortnum, Executive Vice President and Chief Financial Officer of the Company, of his intention to retire as Executive Vice President and Chief Financial Officer. His retirement from the position of Executive Vice President and Chief Financial Officer is expected to be effective on March 1, 2017. He is expected to move into a senior advisory role at that date until his retirement from the Company which is expected to be on June 30, 2017.

It is expected that James D. Gray, age 50, currently Vice President, Corporate Finance and Planning of the Company will be named Executive Vice President and Chief Financial Officer of the Company effective on March 1, 2017. Mr. Gray has served in his current position since April 1, 2016. He previously served as Vice President, Finance, North America from January 6, 2014 when he joined the Company to March 31, 2016. Prior to that Mr. Gray was employed by PepsiCo, Inc. from December 1, 2004 to January 3, 2014. He served as Chief Financial Officer, Gatorade division and Vice President Finance of PepsiCo, Inc. from August 16, 2010 to January 3, 2014. Prior to that Mr. Gray served as Vice President Finance PepsiCo Beverages North America from December 1, 2004 to August 14, 2010. Mr. Gray holds a Bachelor’s degree in Business Administration from the University of California, Berkeley and a Master’s degree from the Kellogg School of Management, Northwestern University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGREDION INCORPORATED

Date: February 3, 2017	By:	/s/ Jack C. Fortnum
Jack C. Fortnum
Executive Vice President and Chief Financial Officer